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                                                                    EXHIBIT 99.1

                            P R E S S   R E L E A S E

  [LOGO]                                            Contact:
 GREY WOLF                                          David W. Wehlmann
                                                    Executive Vice President &
                                                    Chief Financial Officer

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                                 AMEX SYMBOL: GW

FOR IMMEDIATE RELEASE: HOUSTON, TEXAS -- APRIL 6, 2004, GREY WOLF, INC. ANNOUNCES ACQUISITION OF NEW PATRIOT DRILLING CORP.


Houston, Texas, April 6, 2004 -- Grey Wolf, Inc. ("Grey Wolf" or the "Company") (AMEX-GW), announced today the closing of the previously announced acquisition of New Patriot Drilling Corp. ("Patriot"). Grey Wolf acquired all of the outstanding capital stock and stock equivalents of Patriot by merger in exchange for $15.8 million in cash and 4,610,480 shares of Grey Wolf common stock. In addition, Grey Wolf made payments of $14.7 million to retire the outstanding debt of Patriot. Patriot's estimated working capital at closing was $1.7 million (including $1.2 million in cash) excluding the current portion of the debt repaid at closing by Grey Wolf. The cash consideration is subject to final adjustment for changes in Patriot's working capital.

"We are extremely pleased to complete this transaction and welcome the Patriot employees to Grey Wolf. With this acquisition, Grey Wolf now has 14 rigs in the Rocky Mountain region ranging from 450 to 4000 horsepower," said Tom Richards, Chairman, President and Chief Executive Officer of Grey Wolf. "We believe the Rockies hold great potential for increased natural gas drilling and with the closing of this transaction, Grey Wolf has a full complement of rigs to meet the demand."

Of the 10 drilling rigs acquired, eight are currently working and the remaining two are under contract and are expected to begin work in Wyoming in the next month. Three of the rigs currently working are in Wyoming and five are in Colorado. The rigs acquired are three diesel electric rigs ranging in horsepower from 1,000 to 3,000 and seven mechanical rigs ranging in horsepower from 450 to 700.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations as to the continued employment by us of Patriot's management and other employees, the expectation that two of Patriot's rigs will commence work in Wyoming within the next month, to our future plans for our operations in the Rocky Mountain market and increased natural gas drilling. These forward-looking statements are subject to a number of important factors, many of which are beyond our control, that could cause actual results to differ materially, including whether two Patriot rigs commence work in Wyoming in the next month, whether we are able to maintain the employment of the management and employees of Patriot, whether we are able to successfully integrate Patriot's business with ours, whether natural gas

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GREY WOLF, INC.
10370 Richmond Avenue  o  Suite 600  o  Houston, Texas 77042-4136
(713) 435-6100  - Fax (713)435-6170
www.gwdrilling.com
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                GREY WOLF, INC. -- PRESS RELEASE -- APRIL 6, 2004


drilling increases in the Rocky Mountain region and uninsured or under-insured casualty losses. Please refer to our Annual Report on Form 10-K for the year December 31, 2003 for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.

Grey Wolf, Inc., headquartered in Houston, Texas, is a leading provider of contract oil and gas land drilling services in the Ark-La-Tex, Gulf Coast, Mississippi/Alabama, South Texas, West Texas and Rocky Mountain regions with a drilling rig fleet of 127 after closing this acquisition.





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GREY WOLF, INC.
10370 Richmond Avenue  o  Suite 600  o  Houston, Texas 77042-4136
(713) 435-6100  - Fax (713)435-6170
www.gwdrilling.com